Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonos, Inc. of our report dated November 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sonos, Inc.'s Annual Report on Form 10-K for the year ended October 2, 2021. /s/ PricewaterhouseCoopers LLP Los Angeles, California February 9, 2022